UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2024

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	333-232839	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

12 Chrysler, Unit B, Irvine, CA 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes om Registrant’s Certifying Accountant

On August 1, 2024, Bio Essence Corp., a California corporation (the “Company”) dismissed its prior independent accountant, Keith K. Zhen, CPA. The prior financial statements for the past two years do not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change auditors and dismiss Keith K. Zhen, CPA, was reviewed and recommended by the Board of Directors, but not formally approved. During the last two fiscal years, the Company did not have any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing score or procedure. No further disclosures are required under Section 304(a)(1)(v) of Regulation S-K. A copy of this Current Report on Form 8-K has been furnished to Keith K. Zhen, CPA, and the Company has requested that Keith K. Zhen, CPA provide a letter addressed to the U.S. Securities and Exchange Commission (“Commission”) providing the information required by Section 304(c) of Regulation S-K, and upon receipt of the same, the Company shall it with the Commission.

Also on August 1, 2024, the Company retained Simon & Edward, LLP (“S&E”) to serve as the Company’s principal accountant to audit the Company’s financial statements. S&E will begin working with the Company immediately, finalizing the second quarter financials for the 2024 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer

Dated: August 5, 2024

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